Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ANNOUNCES 3rd QUARTER 2012 RESULTS

Diluted EPS from continuing operations increased 5.9% to $0.18, excluding impact of interest rate swap accounting, mark-to-market adjustments and HCIT payments, net of Medicaid rate adjustments. Overall diluted EPS from continuing operations of $0.17.

NAPLES, FLORIDA (October 22, 2012) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the third quarter and nine months ended September 30, 2012.

Key metrics from continuing operations for the third quarter (all percentage changes compare the third quarter of 2012 to the third quarter of 2011) include:

•

As shown in the tables accompanying this press release, excluding the impact of approximately $23.9 million, or $0.06 per diluted share, of interest rate swap accounting as well as a mark-to-market adjustments on the swap due to interest rate conditions, and excluding approximately $20.3 million, or $0.05 per diluted share, of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments, net of Medicaid rate adjustments, diluted earnings per share from continuing operations increased 5.9% to $0.18 as compared to $0.17 per diluted share for the same quarter a year ago;

•	Net revenue increased 18.1% to $1.440 billion;

•	Adjusted EBITDA increased 26.9% to $236.4 million;

•	Admissions increased 4.0% while adjusted admissions increased 10.4%;

•	Same hospital net revenue increased 4.5% to $1.274 billion;

•	Same hospital net revenue per adjusted admission increased 6.9%;

•

Same hospital Adjusted EBITDA increased 14.2% to $259.6 million, resulting in a 180 basis point improvement in margin to 20.4%. Excluding HCIT incentive payments of approximately $24.2 million and $1.7 million for the third quarter 2012 and 2011, respectively, same hospital Adjusted EBITDA increased 4.3% to $235.4 million; and

•	Same hospital surgeries and emergency room visits increased 0.8% and 4.2%, respectively.

Health Management Associates, Inc. / Page 2

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue in the third quarter increased $54.4 million, or 4.5%, to $1.274 billion compared to the same quarter in the prior year. Adjusted EBITDA from same hospital operations grew 14.2% to $259.6 million, representing 20.4% of net revenue, as compared to $227.3 million and 18.6%, respectively, for the same quarter a year ago. Same hospital Adjusted EBITDA includes approximately $24.2 million of HCIT incentive payments, which were offset by approximately $3.9 million of Medicaid program payment reductions.

The effects of Hurricane Isaac on Health Management hospitals in Mississippi and Florida coupled with declines in uninsured admissions and increases in observation stays greater than 24-hours contributed to a 6.4% decline in third quarter same hospital admissions while same hospital adjusted admissions declined 2.2%.

“Through the efforts of our more than 45,000 associates and 10,000 physicians, we continued to deliver consistent quality performance and EBITDA growth in the third quarter, despite a very challenging and unpredictable economy,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We are pleased with these results and continue to see growth in outpatient services. By focusing on our patient-centered approach, managing our costs, and investing our resources where they can generate the most value, we are creating a culture and environment that is attractive to patients, physicians and associates. This culture and track record of solid operating performance is also attracting a significant number of hospitals and hospital systems that are seeking a strategic partner capable of investing the necessary capital to enhance and expand services, and provide the operating expertise to leverage future opportunities.”

For the third quarter, Health Management’s provision for doubtful accounts was $224.1 million, or 13.5% of net revenue before the provision for doubtful accounts, compared to $178.9 million, or 12.8% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

Health Management Associates, Inc. / Page 3

Uninsured self-pay patient discounts for the third quarter were $334.7 million, compared to $227.0 million for the same quarter a year ago. Charity/indigent care write-offs were $28.1 million for the third quarter, compared to $24.0 million for the same quarter a year ago.

The sum of uninsured discounts, charity/indigent write-offs and the provision for doubtful accounts, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 29.0% for the third quarter, compared to 26.1% for the third quarter a year ago, and 27.2% for the quarter ended June 30, 2012. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the third quarter was $167.1 million, after cash interest and cash tax payments aggregating $119.8 million. Health Management’s cash flows in the third quarter reflect the negative impact of the INTEGRIS Oklahoma receivables, as not all post-acquisition government tie-in notices were received as of September 30, 2012. The Company expects to receive the government tie-in notices during the fourth quarter. Health Management’s total leverage ratio was 3.6 and interest coverage ratio was 4.2 at September 30, 2012, both ratios being well within debt covenant requirements.

For the nine months ended September 30, 2012, Health Management reported an 18.9% growth in net revenue to $4.397 billion and a 17.7% increase in Adjusted EBITDA to $709.2 million. Excluding approximately $31.7 million and $1.7 million of HCIT incentive payments for 2012 and 2011 respectively, Adjusted EBITDA increased 12.8% to $677.5 million. As shown in the tables accompanying this press release, excluding the impact of approximately $82.9 million, or $0.20 per diluted share, for interest rate swap accounting as well as mark-to-market adjustments on the swap due to interest rate conditions, and the impact of approximately $18.6 million, or $0.05 per diluted share, of HCIT incentive payments, net of Medicaid rate adjustments, for the nine months ended September 30, 2012, diluted earnings per share from continuing operations increased 6.8% to $0.63 as compared to $0.59 per diluted share for the same nine month period a year ago. Consolidated diluted earnings per share from continuing operations were $0.48 for the nine months ended September 30, 2012.

Health Management Associates, Inc. / Page 4

Health Management hospitals recognized approximately $24.2 million and $31.7 million of HCIT incentive payments in the three and nine months ended September 30, 2012, respectively, and approximately $1.7 million of HCIT incentive payments for both the three and nine month ended September 30, 2011. Health Management expects to recognize approximately $90 to $100 million of HCIT incentive payments during the year ending December 31, 2012.

Health Management is updating its 2012 Adjusted EBITDA objective range for the year ending December 31, 2012 to be between $875 and $915 million. The Company is also updating its diluted EPS from continuing operations objective range for the year ending December 31, 2012 to be between $0.80 and $0.85. This diluted EPS range for 2012 does not include approximately $103 to $107 million, or $0.26 to $0.27 per diluted share, of impact expected from interest rate swap accounting and mark-to-market adjustments nor does it include approximately $90 to $100 million, or $0.23 to $0.25 per diluted share, of anticipated HCIT incentive payments. Health Management is also updating its 2012 annual same hospital admissions objective range. The Company now expects same hospital admissions for 2012 to decline between 3.0% and 5.0%. In addition, the Company is affirming its 2012 annual same hospital adjusted admissions objective range. The Company continues to expect same hospital adjusted admissions growth for 2012 to be between 1.0% and (1.0%).

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three and nine months ended September 30, 2012 on Tuesday, October 23, 2012 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management Associates, Inc. / Page 5

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 70 hospitals with approximately 10,500 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, the provision for doubtful accounts, capital structure, repayment of indebtedness, the amount and timing of funds under the meaningful use measurement standard of various HCIT incentive programs, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding legal proceedings and other loss contingencies, statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, and most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenue before the provision for doubtful accounts	$1,664,187	$1,398,495	$5,037,246	$4,220,677
Provision for doubtful accounts	(224,078)	(178,873)	(639,902)	(521,729)

Net revenue	1,440,109	1,219,622	4,397,344	3,698,948

Salaries and benefits	637,305	549,857	1,942,322	1,665,093
Supplies	216,819	179,993	677,416	560,248
Rent expense	41,882	38,117	130,746	110,738
Other operating expenses	331,935	267,140	969,350	762,115
Medicare and Medicaid HCIT incentive payments	(24,224)	(1,749)	(31,685)	(1,749)
Depreciation and amortization	91,610	65,605	255,716	194,434
Interest expense	76,814	50,018	240,743	152,088
Other	(2,363)	(1,450)	(1,745)	(1,783)

	1,369,778	1,147,531	4,182,863	3,441,184

Income from continuing operations before income taxes	70,331	72,091	214,481	257,764
Provision for income taxes	(20,913)	(22,387)	(70,931)	(89,178)

Income from continuing operations	49,418	49,704	143,550	168,586
Income (loss) from discontinued operations, net of income taxes	(1,389)	255	(5,805)	(1,182)

Consolidated net income	48,029	49,959	137,745	167,404
Net income attributable to noncontrolling interests	(6,685)	(6,231)	(21,757)	(19,541)

Net income attributable to Health Management Associates, Inc.	$41,344	$43,728	$115,988	$147,863

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.17	$0.17	$0.48	$0.59
Discontinued operations	(0.01)	—	(0.03)	(0.01)

Net income	$0.16	$0.17	$0.45	$0.58

Weighted average number of shares outstanding:
Basic	254,516	252,157	254,111	251,327

Diluted	256,784	255,124	256,172	254,703

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$42,733	$43,473	$121,793	$149,045
Income (loss) from discontinued operations, net of income taxes	(1,389)	255	(5,805)	(1,182)

Net income attributable to Health Management Associates, Inc.	$41,344	$43,728	$115,988	$147,863

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Consolidated net income	$137,745	$167,404
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	263,960	199,428
Amortization related to interest rate swap contract	59,937	—
Fair value adjustment related to interest rate swap contract	22,965	—
Provision for doubtful accounts	639,902	521,729
Stock-based compensation expense	19,492	19,301
Losses on sales of assets, net	2,114	1,096
Gains on sales of available-for-sale securities, net	(2,350)	(706)
Deferred income tax (benefit) expense	(20,156)	48,375
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(719,495)	(573,902)
Supplies, prepaid expenses and other current assets	(1,962)	(12,251)
Prepaid and recoverable income taxes	52,641	(8)
Deferred charges and other long-term assets	(1,839)	(1,584)
Accounts payable, accrued expenses and other liabilities	831	79,806
Equity compensation excess income tax benefits	(1,444)	(2,919)
Loss from discontinued operations, net of income taxes	5,805	1,182

Net cash provided by continuing operating activities	458,146	446,951

Cash flows from investing activities:
Additions to property, plant and equipment	(282,424)	(202,819)
Acquisitions of hospitals and other	(71,475)	(573,439)
Proceeds from sales of assets and insurance recoveries	1,932	1,792
Proceeds from sales of discontinued operations	1,392	4,851
Purchases of available-for-sale securities	(1,431,548)	(1,153,492)
Proceeds from sales of available-for-sale securities	1,412,580	1,173,348
Increase in restricted funds	(18,723)	(28,260)

Net cash used in continuing investing activities	(388,266)	(778,019)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(87,927)	(34,047)
Payments for debt issuance costs	(636)	(10,625)
Proceeds from long-term borrowings	17,000	370,700
Cash payments to noncontrolling shareholders	(30,815)	(21,828)
Cash received from noncontrolling shareholders	3,591	—
Proceeds from exercises of stock options	—	14,067
Equity compensation excess income tax benefits	1,444	2,919

Net cash provided by (used in) continuing financing activities	(97,343)	321,186

Net decrease in cash and cash equivalents before discontinued operations	(27,463)	(9,882)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	(1,327)	8,004
Investing activities	(135)	(11,583)

Net decrease in cash and cash equivalents	(28,925)	(13,461)
Cash and cash equivalents at the beginning of the period	64,143	101,812

Cash and cash equivalents at the end of the period	$35,218	$88,351

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

	September 30,	December 31,
(unaudited, dollars in thousands)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$35,218	$64,143
Available-for-sale securities	146,569	122,277
Accounts receivable, net	972,104	903,517
Other current assets	262,210	305,640
Assets of discontinued operations	8,100	14,561
Property, plant and equipment, net	3,415,431	3,263,172
Restricted funds	120,161	96,244
Other assets	1,346,935	1,234,635

Total assets	$6,306,728	$6,004,189

Liabilities and Stockholders’ Equity
Current liabilities	$902,678	$803,824
Deferred income taxes	281,644	234,080
Other long-term liabilities	690,644	691,680
Long-term debt	3,476,368	3,489,489
Stockholders’ equity	955,394	785,116

Total liabilities and stockholders’ equity	$6,306,728	$6,004,189

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Continuing Operations
Occupancy	38.9%	41.1%		41.0%	43.6%
Patient days	357,613	335,934	6.5%	1,120,642	1,059,584	5.8%

Admissions	84,704	81,411	4.0%	264,548	250,307	5.7%
Adjusted admissions	171,206	155,097	10.4%	521,459	466,547	11.8%

Average length of stay	4.2	4.1		4.2	4.2
Surgeries	97,230	81,665	19.1%	297,609	246,998	20.5%
Emergency room visits	455,372	376,539	20.9%	1,352,451	1,145,401	18.1%

Net revenue (in thousands)	$1,440,109	$1,219,622	18.1%	$4,397,344	$3,698,948	18.9%
Net revenue per adjusted admission	$8,412	$7,864	7.0%	$8,433	$7,928	6.4%
Total inpatient revenue percentage	44.6%	46.9%		45.6%	48.3%
Total outpatient revenue percentage	55.4%	53.1%		54.4%	51.7%

Same Hospitals
Occupancy	38.9%	41.1%		41.2%	43.6%
Patient days	318,357	335,934	-5.2%	1,004,736	1,059,584	-5.2%

Admissions	76,166	81,411	-6.4%	238,108	250,307	-4.9%
Adjusted admissions	151,620	155,097	-2.2%	462,422	466,547	-0.9%

Average length of stay	4.2	4.1		4.2	4.2
Surgeries	82,322	81,665	0.8%	253,230	246,998	2.5%
Emergency room visits	392,181	376,539	4.2%	1,177,775	1,145,401	2.8%

Net revenue (in thousands)	$1,274,050	$1,219,622	4.5%	$3,899,472	$3,698,948	5.4%
Net revenue per adjusted admission	$8,403	$7,864	6.9%	$8,433	$7,928	6.4%
Total inpatient revenue percentage	44.5%	46.9%		45.7%	48.3%
Total outpatient revenue percentage	55.5%	53.1%		54.3%	51.7%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net revenue	$1,440,109	$1,219,622	$4,397,344	$3,698,948
Less acquisitions	166,059	—	497,872	—

Same hospital net revenue	$1,274,050	$1,219,622	$3,899,472	$3,698,948

Consolidated net income	$48,029	$49,959	$137,745	$167,404

Adjustments:
(Income) loss from discontinued operations, net of income taxes	1,389	(255)	5,805	1,182
Provision for income taxes	20,913	22,387	70,931	89,178
(Gains) losses on sales of assets, net	(77)	302	2,114	1,096
Interest and other income, net	(2,286)	(1,752)	(3,859)	(2,879)
Interest expense	76,814	50,018	240,743	152,088
Depreciation and amortization	91,610	65,605	255,716	194,434

Adjusted EBITDA (a)	236,392	186,264	709,195	602,503

Adjustment for acquisitions, corporate and other	23,185	41,041	69,771	110,274

Same hospital operating Adjusted EBITDA (a)	$259,577	$227,305	$778,966	$712,777

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	20.4%	18.6%	20.0%	19.3%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following table provides information regarding income from continuing operations attributable to Health Management, excluding the impact of the interest rate swap amortization, mark-to-market adjustments, HCIT incentive payments, and Medicaid rate adjustments. This table is a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended September 30, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments, Less Medicaid Rate Adjustments	Total, As Reported

Income from continuing operations before income taxes	$73,941	$(23,921)	$20,311	$70,331
Net income from continuing operations attributable to noncontrolling interests	(6,685)	—	—	(6,685)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	67,256	(23,921)	20,311	63,646
Provision for income taxes	(22,099)	7,860	(6,674)	(20,913)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$45,157	$(16,061)	$13,637	$42,733

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.18	$(0.06)	$0.05	$0.17

Diluted	$0.18	$(0.06)	$0.05	$0.17

Nine Months Ended September 30, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments, Less Medicaid Rate Adjustments	Total, As Reported

Income from continuing operations before income taxes	$278,740	$(82,902)	$18,643	$214,481
Net income from continuing operations attributable to noncontrolling interests	(21,757)	—	—	(21,757)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	256,983	(82,902)	18,643	192,724
Provision for income taxes	(94,578)	30,508	(6,861)	(70,931)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$162,405	$(52,394)	$11,782	$121,793

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.64	$(0.21)	$0.05	$0.48

Diluted	$0.63	$(0.20)	$0.05	$0.48

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